Exhibit 99.1

FOR IMMEDIATE RELEASE

GMS REPORTS SECOND QUARTER FISCAL 2021 RESULTS

Focused Execution Results in Solid Performance Despite Ongoing COVID-19 Market Pressure

Tucker, Georgia, December 3, 2020. GMS Inc. (NYSE: GMS), a leading North American specialty distributor of interior building products, today reported financial results for the second quarter of fiscal 2021 ended October 31, 2020.

Second Quarter Fiscal 2021 Highlights

(Comparisons are to the second quarter of fiscal 2020, except where noted.)

•	Net sales of $812.9 million decreased 5.7%; organic net sales decreased 6.4%. On a per day basis, net sales and organic net sales declined 4.2% and 5.0%, respectively.

•	Net income of $28.5 million, or $0.66 per diluted share; adjusted net income of $40.2 million, or $0.93 per diluted share.

•	SG&A and Adjusted SG&A as a percentage of sales were 23.2% and 22.5%, representing 10 and 20 basis points of improvement, respectively.

•	Adjusted EBITDA of $82.5 million, or 10.2% of sales, compared to $89.9 million, or 10.4% of sales.

•	The Company opened one new greenfield location during the second quarter of fiscal 2021.

•	Net debt leverage was 3.0 times as of the end of the second quarter of fiscal 2021.

•	Cash provided by operating activities and free cash flow totaled $39.8 million and $32.7 million, respectively.

•	As of October 31, 2020, the Company had cash on hand of $118.2 million, and $415.4 million of available liquidity under its revolving credit facilities.

“Outstanding execution by our entire team enabled us to generate solid second quarter results, with net sales levels exceeding our earlier expectations,” said John C. Turner, Jr., President and Chief Executive Officer. “The overall operating environment remained challenged throughout the period, particularly with respect to commercial construction, although we realized benefits from the strong residential market. A disciplined alignment of our cost structure to current demand enabled us to improve SG&A and Adjusted SG&A as a percentage of sales while maintaining a relentless focus on serving our customers. Additionally, we continued to advance our strategic growth initiatives in the second quarter, as evidenced by the opening of a new greenfield location and generating yet another quarter of positive sales growth in our complementary Other products category, despite the difficult market conditions.”

Turner continued, “Looking ahead, the safety of our employees, customers and communities remains our top priority. I am confident in our team’s ability to continue to leverage opportunities, address challenges and ensure that GMS remains well-positioned to generate value for our shareholders.”

Second Quarter Fiscal 2021 Results

Net sales for the second quarter of fiscal 2021 were $812.9 million, down 5.7%, compared to $861.9 million for the second quarter of the prior fiscal year, as a result of continued COVID-19 related market declines. Organic net sales declined 6.4%.

•	Wallboard sales of $330.5 million decreased 5.7% (down 6.0% on an organic basis) compared to the second quarter of fiscal 2020, principally due to a decline in mix, volume and, to a lesser extent, price.

•	Ceilings sales of $111.3 million decreased 9.4% (down 9.5% on an organic basis) year over year driven by lower volume partially offset by higher price/mix.

•	Steel framing sales of $111.3 million decreased 18.3% (down 18.6% on an organic basis) year over year due to a decline in both volumes and price/mix.

•	Other product sales of $259.8 million increased 2.9% (up 1.2% on an organic basis) year over year due to positive contributions from acquisitions and execution of strategic growth initiatives.

There was one less selling day in the second quarter of fiscal 2021 than the same period a year ago. Net sales and organic net sales on a per day basis declined 4.2% and 5.0%, respectively.

Year over year sales declines were more pronounced in ceilings and steel framing, as these product categories are tied primarily to commercial construction which remained challenged during the quarter.

Gross profit of $265.1 million decreased 6.8% compared to the second quarter of fiscal 2020 primarily due to lower sales. Gross margin of 32.6% declined 40 basis points year over year principally due to challenging mix dynamics, particularly in the commercial segment.

Selling, general and administrative (“SG&A”) expense as a percentage of net sales was 23.2% for the quarter compared to 23.3% in the second quarter of fiscal 2020. Adjusted SG&A expense as a percentage of net sales was 22.5% compared to 22.7% in the prior year quarter. This 20 basis point improvement resulted from ongoing actions to align the Company’s cost structure with the current demand environment resulting from the COVID-19 pandemic. This SG&A leverage was realized despite deflationary price and unfavorable mix impacts with certain of the Company’s products.

Net income of $28.5 million, or $0.66 per diluted share, compared to $29.1 million, or $0.68 per diluted share, in the second quarter of the prior fiscal year. Adjusted net income of $40.2 million, or $0.93 per diluted share, compared to $42.7 million, or $1.00 per diluted share, in the second quarter of the prior fiscal year. Adjusted EBITDA of $82.5 million compared to $89.9 million in the second quarter of the prior fiscal year. Adjusted EBITDA margin of 10.2% compared to 10.4% a year ago.

Platform Expansion Activity

During the second quarter of fiscal 2021, the Company opened a new greenfield location in Hillsboro, Oregon.

Balance Sheet and Liquidity

As of October 31, 2020, the Company had cash on hand of $118.2 million, total debt of $996.0 million and $415.4 million of available liquidity under its revolving credit facilities. Net debt leverage was 3.0 times as of the end of the quarter, equal to that at the end of the first quarter of fiscal 2021, and down from the 3.5 times as of the end of the second quarter of fiscal 2020. The Company generated cash provided by operating activities and free cash flow of $39.8 million and $32.7 million, respectively, in the second quarter.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter of fiscal 2021 ended October 31, 2020 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, December 3, 2020. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through January 3, 2021 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13713234.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 260 distribution centers across the United States and Canada. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates and the economy generally, actions taken to optimize our operations and align our business consistent with demand, our ability to continue successfully navigating the evolving operating environment, strategic initiatives and growth potential across the Company’s business, our efforts in response to COVID-19, and the ability to deliver growth, value creation and long-term success contained in this press release may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of December 3, 2020. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 3, 2020.

Contact Information:

Investors:

Leslie H. Kratcoski

ir@gms.com

770-723-3306

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net sales	$812,856	$861,929	$1,615,429	$1,709,105
Cost of sales (exclusive of depreciation and amortization shown separately below)	547,785	577,436	1,089,900	1,150,958
Gross profit	265,071	284,493	525,529	558,147
Operating expenses:
Selling, general and administrative	188,352	200,457	371,464	395,088
Depreciation and amortization	27,245	29,518	54,342	58,793
Total operating expenses	215,597	229,975	425,806	453,881
Operating income	49,474	54,518	99,723	104,266
Other (expense) income:
Interest expense	(13,525)	(17,559)	(27,606)	(35,836)
Write-off of debt discount and deferred financing fees	—	(707)	—	(707)
Other income, net	797	813	1,452	1,752
Total other expense, net	(12,728)	(17,453)	(26,154)	(34,791)
Income before taxes	36,746	37,065	73,569	69,475
Provision for income taxes	8,277	7,927	17,881	15,517
Net income	$28,469	$29,138	$55,688	$53,958
Weighted average common shares outstanding:
Basic	42,723	41,761	42,674	41,382
Diluted	43,174	42,635	43,096	42,126
Net income per common share(1):
Basic	$0.67	$0.70	$1.30	$1.30
Diluted	$0.66	$0.68	$1.29	$1.27

(1) The following table sets forth the computation of basic and diluted earnings per share of common stock for periods presented:

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net income	$28,469	$29,138	$55,688	$53,958
Less: Net income allocated to participating securities	—	—	—	342
Net income attributable to common stockholders	$28,469	$29,138	$55,688	$53,616
Basic earnings per common share:
Basic weighted average common shares outstanding	42,723	41,761	42,674	41,382
Basic earnings per common share	$0.67	$0.70	$1.30	$1.30
Diluted earnings per common share:
Basic weighted average common shares outstanding	42,723	41,761	42,674	41,382
Add: Common Stock Equivalents	451	874	422	744
Diluted weighted average common shares outstanding	43,174	42,635	43,096	42,126
Diluted earnings per common share	$0.66	$0.68	$1.29	$1.27

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	October 31,	April 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$118,168	$210,909
Trade accounts and notes receivable, net of allowances of $5,273 and $5,141, respectively	434,836	405,254
Inventories, net	302,357	299,815
Prepaid expenses and other current assets	19,042	14,972
Total current assets	874,403	930,950
Property and equipment, net of accumulated depreciation of $174,832 and $158,554, respectively	300,144	305,467
Operating lease right-of-use assets	114,198	115,257
Goodwill	557,486	553,073
Intangible assets, net	339,918	361,884
Deferred income taxes	12,651	8,904
Other assets	12,074	13,247
Total assets	$2,210,874	$2,288,782
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$163,927	$213,230
Accrued compensation and employee benefits	43,843	67,590
Other accrued expenses and current liabilities	88,170	63,812
Current portion of long-term debt	49,302	50,201
Current portion of operating lease liabilities	31,694	33,040
Total current liabilities	376,936	427,873
Non-current liabilities:
Long-term debt, less current portion	946,721	1,047,279
Long-term operating lease liabilities	88,122	89,605
Deferred income taxes, net	7,837	12,018
Other liabilities	73,361	78,026
Total liabilities	1,492,977	1,654,801
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 42,690 and 42,554 shares issued and outstanding as of October 31, 2020 and April 30, 2020, respectively	427	426
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of October 31, 2020 and April 30, 2020	—	—
Additional paid-in capital	534,646	529,662
Retained earnings	224,663	168,975
Accumulated other comprehensive loss	(41,839)	(65,082)
Total stockholders' equity	717,897	633,981
Total liabilities and stockholders' equity	$2,210,874	$2,288,782

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended
	October 31,
	2020	2019
Cash flows from operating activities:
Net income	$55,688	$53,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,342	58,793
Write-off and amortization of debt discount and debt issuance costs	1,505	2,368
Equity-based compensation	6,370	5,591
Loss (gain) on disposal and impairment of assets	875	(742)
Deferred income taxes	(9,296)	(2,380)
Other items, net	(1,057)	1,101
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(26,137)	(29,932)
Inventories	(950)	1,800
Prepaid expenses and other assets	(4,776)	1,573
Accounts payable	(50,867)	(5,486)
Accrued compensation and employee benefits	(23,889)	(12,974)
Other accrued expenses and liabilities	22,240	(3,743)
Cash provided by operating activities	24,048	69,927
Cash flows from investing activities:
Purchases of property and equipment	(11,845)	(14,637)
Proceeds from sale of assets	720	1,056
Acquisition of businesses, net of cash acquired	(51)	(10,633)
Cash used in investing activities	(11,176)	(24,214)
Cash flows from financing activities:
Repayments on revolving credit facilities	(102,189)	(558,906)
Borrowings from revolving credit facilities	14,750	562,698
Payments of principal on long-term debt	(4,984)	(54,984)
Payments of principal on finance lease obligations	(14,629)	(12,310)
Repurchases of common stock	(1,222)	—
Debt issuance costs	—	(1,286)
Proceeds from exercises of stock options	863	6,761
Payments for taxes related to net share settlement of equity awards	(754)	—
Other financing activities	1,270	1,022
Cash used in financing activities	(106,895)	(57,005)
Effect of exchange rates on cash and cash equivalents	1,282	223
Decrease in cash and cash equivalents	(92,741)	(11,069)
Cash and cash equivalents, beginning of period	210,909	47,338
Cash and cash equivalents, end of period	$118,168	$36,269
Supplemental cash flow disclosures:
Cash paid for income taxes	$20,224	$25,642
Cash paid for interest	25,726	33,654

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Six Months Ended
	October 31,	% of	October 31,	% of	October 31,	% of	October 31,	% of
	2020	Total	2019	Total	2020	Total	2019	Total
Wallboard	$330,515	40.6%	$350,618	40.7%	$658,512	40.8%	$692,213	40.5%
Ceilings	111,293	13.7%	122,807	14.2%	224,995	13.9%	251,917	14.7%
Steel framing	111,293	13.7%	136,159	15.8%	221,780	13.7%	267,988	15.7%
Other products	259,755	32.0%	252,345	29.3%	510,142	31.6%	496,987	29.1%
Total net sales	$812,856		$861,929		$1,615,429		$1,709,105

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Net income	$28,469	$29,138	$55,688	$53,958
Interest expense	13,525	17,559	27,606	35,836
Write-off of debt discount and deferred financing fees	—	707	—	707
Interest income	(14)	(6)	(51)	(18)
Provision for income taxes	8,277	7,927	17,881	15,517
Depreciation expense	12,710	12,592	25,537	25,014
Amortization expense	14,535	16,926	28,805	33,779
EBITDA	$77,502	$84,843	$155,466	$164,793
Stock appreciation expense(a)	314	1,267	1,106	1,327
Redeemable noncontrolling interests(b)	186	(18)	438	644
Equity-based compensation(c)	3,252	2,315	4,857	3,710
Severance and other permitted costs(d)	762	1,394	2,709	1,948
Transaction costs (acquisitions and other)(e)	25	327	125	1,299
Loss (gain) on disposal and impairment of assets(f)	481	(586)	875	(742)
Effects of fair value adjustments to inventory(g)	—	—	—	151
Secondary public offering costs(h)	—	363	—	363
EBITDA add-backs	5,020	5,062	10,110	8,700
Adjusted EBITDA	$82,522	$89,905	$165,576	$173,493

Net sales	$812,856	$861,929	$1,615,429	$1,709,105
Adjusted EBITDA margin	10.2%	10.4%	10.2%	10.2%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs due to the COVID-19 pandemic.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

(h)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

GMS Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Cash provided by operating activities	$39,759	$82,367	$24,048	$69,927
Purchases of property and equipment	(7,100)	(8,746)	(11,845)	(14,637)
Free cash flow(a)	$32,659	$73,621	$12,203	$55,290

(a)	Free cash flow is a non-GAAP financial measure that we define as net cash provided by operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Selling, general and administrative expense	$188,352	$200,457	$371,464	$395,088

Adjustments
Stock appreciation expense(a)	(314)	(1,267)	(1,106)	(1,327)
Redeemable noncontrolling interests(b)	(186)	18	(438)	(644)
Equity-based compensation(c)	(3,252)	(2,315)	(4,857)	(3,710)
Severance and other permitted costs(d)	(812)	(1,394)	(2,693)	(1,948)
Transaction costs (acquisitions and other)(e)	(25)	(327)	(125)	(1,299)
(Loss) gain on disposal and impairment of assets(f)	(481)	586	(875)	742
Secondary public offering costs(g)	—	(363)	—	(363)
Adjusted SG&A	$183,282	$195,395	$361,370	$386,539

Net sales	$812,856	$861,929	$1,615,429	$1,709,105
Adjusted SG&A margin	22.5%	22.7%	22.4%	22.6%

(a)	Represents non-cash expense related to stock appreciation rights agreements.

(b)	Represents non-cash compensation expense related to changes in the values of noncontrolling interests.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and other costs permitted in calculations under the ABL Facility and the Term Loan Facility, including certain unusual, nonrecurring costs due to the COVID-19 pandemic.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes impairment of assets resulting from restructuring plans to close certain facilities and gains from the sale of assets.

(g)	Represents costs paid to third-party advisors related to secondary offerings of our common stock.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2020	2019	2020	2019
Income before taxes	$36,746	$37,065	$73,569	$69,475
EBITDA add-backs	5,020	5,062	10,110	8,700
Write-off of discount and deferred financing fees	—	707	—	707
Purchase accounting depreciation and amortization (1)	10,121	12,276	20,256	24,661
Adjusted pre-tax income	51,887	55,110	103,935	103,543
Adjusted income tax expense	11,674	12,400	23,385	23,297
Adjusted net income	$40,213	$42,710	$80,550	$80,246
Effective tax rate (2)	22.5%	22.5%	22.5%	22.5%

Weighted average shares outstanding:
Basic	42,723	41,761	42,674	41,382
Diluted (3)	43,174	42,635	43,096	42,391
Adjusted net income per share:
Basic	$0.94	$1.02	$1.89	$1.94
Diluted	$0.93	$1.00	$1.87	$1.89

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and the acquisition of Titan.

(2)	Normalized cash tax rate determined based on our estimated taxes excluding the impact of purchase accounting and certain other deferred tax amounts.

(3)	Diluted shares outstanding for periods prior to June 13, 2019 have been adjusted to include the effect of 1.1 million shares of equity issued in connection with the acquisition of Titan that were exchangeable for the Company’s common stock. On June 13, 2019, the holders exchanged all of the exchangeable shares for 1.1 million shares of the Company’s common stock.